EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2017, relating to the balance sheet of Sentinel Energy Services Inc. as of June 12, 2017, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 5, 2017 (date of inception) to June 12, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
September 21, 2017